Exhibit A

               NATIONAL FUEL RESOURCES, INC.
                    INCOME STATEMENT


                                         Twelve
                                      Months Ended
                                   September 30, 1999
                                   -----------------

                                         Actual
                                         ------

Operating Revenues                    $ 99,088,136
                                      ------------

Operating Expenses:

Purchased Gas                           90,182,433
Purchased Electric                       1,471,959
General & Administrative                 4,049,949
Depreciation, Depletion
   & Amortization                          165,307
Franchise & Other Taxes                    182,425
                                      ------------
                                        96,052,073
                                      ------------

Operating Income                         3,036,063
                                      ------------

Interest Income                            390,152
Interest Expense                           234,538
                                      ------------
                                           155,614
                                      ------------

Net Income Before Taxes                  3,191,677
                                      ------------

Income Taxes:

Federal                                  1,217,673
State                                       67,686
Deferred                                  (147,693)
                                      ------------
                                         1,137,666
                                      ------------

Net Income                            $  2,054,011
                                      ============